Ex 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use, in the registration statement on Form SB-2 of Pop N Go, Inc., of our report dated February 6, 2004 on our audit of the financial statements of Pop N Go, Inc. as of September 30, 2003 and the results of its operations and cash flows for the year then ended, and the reference to us under the caption "Experts".



/S/ Kabani & Company, Inc.
-----------------------------
Kabani & Company, Inc.
Fountain Valley, California

November 3, 2004